Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-146662) on Form S-8 of Point.360 (formerly New 360) and subsidiary of our report dated September 18, 2008, relating to our audits of the consolidated financial statements and the financial statement schedule II which appear in the Annual Report on Form 10-K of Point.360 for the year ended June 30, 2008.

Singer Lewak LLP (signed)

Los Angeles, California
September 18, 2008